EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott M. Miller, Executive Vice President and Chief Financial Officer of Melt Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Melt Inc. for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Melt Inc.

Dated: March 30, 2007

/s/ Scott M. Miller
Scott M. Miller
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Melt Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Melt Inc. and will be retained by Melt Inc. and furnished to the Securities and Exchange Commission or its staff upon request.